UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2005
(Date of earliest event reported: November 21, 2005)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 21, 2005, Century Casinos, Inc. (“the Company”), through its subsidiary CC Tollgate LLC entered into a $35 million loan agreement (“Loan Agreement”) with Wells Fargo Bank and a syndicate of institutional lenders. Proceeds from the Loan Agreement will be used to fund the casino project that the Company is developing in Central City, Colorado, including, but not limited to, the repayment of outstanding indebtedness with Colorado Business Bank, the construction of the property and purchase of gaming equipment. The remaining funds will be used to fund ongoing working capital needs of the Central City casino. The Loan Agreement consists of a $32.5 million construction loan and a $2.5 million revolving line of credit. The $32.5 million construction loan will convert to a 60-month term loan on the earlier of the 12 month anniversary of the closing of the loan or at such time as the Central City casino has been opened to the public. The $32.5 million construction loan and the $2.5 million revolving line of credit will both mature on the fifth anniversary of conversion of the construction loan. The amount outstanding under the term loan is subject to quarterly reductions, beginning at $0.6 million for the first full quarter following the conversion date of the loan, increasing to $1.1 million on the 17th full quarter from the conversion date of the loan, until maturity. Availability under the line of credit will be conditional upon the Company being in compliance with all of the financial and other covenants contained in the Loan Agreement at the time of a particular drawdown, and the Company’s continued ability to make certain representations and warranties, including representations as to the absence of liens on the Central City properties other than certain permitted liens, the absence of litigation or other developments that have or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, and continued effectiveness of the documents granting security for the credit facility. The interest rate on both loans will be the greater of 8.5% or the Prime Rate plus 4.0% (which currently equates to 11.5%) and a service fee of 0.5% on the total outstanding balance, payable monthly. Upon closing, CC Tollgate LLC incurred a facility fee of $1.1 million payable to Wells Fargo Bank which was satisfied from the proceeds of the loan. The Loan Agreement is subject to a prepayment fee, 19.6% during the construction period through the conversion date of the loan, which decreases annually to 4.1% in the 17th full quarter after the conversion date of the loan through maturity; a nonusage fee of 0.75% on the unused portion of the total commitment; various reporting requirements and various financial covenants, the most significant being Total Leverage and Senior Leverage Ratios, Adjusted Fixed Charge Coverage and Minimum Annualized EBITDAM. The Loan Agreement is secured by all of CC Tollgate LLC’s assets.

The summary of the terms of the Loan Agreement is qualified in its entirety by its text, a copy of which is attached to this Form 8-K as exhibit 10.160 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.160 Credit Agreement dated as of November 18, 2005 among CC TOLLGATE LLC, a Delaware limited liability company, as Borrower, the LENDERS and L/C ISSUER herein named WELLS FARGO BANK, National Association, as Agent Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc (Registrant)

Date: November 29, 2005	By:	/s/ Ray Sienko
Chief Accounting Officer

EXHIBIT INDEX

10.160 Credit Agreement dated as of November 18, 2005 among CC TOLLGATE LLC, a Delaware limited liability company, as Borrower, the LENDERS and L/C ISSUER herein named WELLS FARGO BANK, National Association, as Agent Bank